Exhibit 99.1

Media Contact:	Jennifer Forst
502.614.6610
jforst@golinharris.com

Investor Relations Contact:	Cathy Biffignani
314-645-6600 x3307
CBiffignani@kvph.com

Ther-Rx Corporation Commits to Take Action Regarding Makena™ Pricing

St. Louis, March 30, 2011 – Ther-Rx Corporation takes very seriously the public concerns raised regarding the list price of Makena. We are committed to ensuring that this significant, FDA-approved medication is covered at an affordable cost and accessible to all women who are prescribed Makena. We are finalizing solutions to the concerns, and will announce them by the end of the week.

We share the Food and Drug Administration’s (FDA) long-standing position to ensure that patients have access to FDA-approved medications. We also believe having available an FDA-approved medication is in the best interest of patients. Makena is closely controlled by FDA regulations to monitor safety, efficacy and quality. As an FDA-approved drug, Makena is manufactured in an FDA-regulated and FDA-compliant sterile facility. The manufacturing process is tightly controlled to ensure quality and consistency from dose to dose. This includes follow-up testing and reporting requirements that continue for the lifecycle of the medication.

Prior to FDA approval of Makena, women who could benefit from therapy faced potential barriers to access due to the absence of a commercially-available, FDA-approved product. A survey of obstetricians/gynecologists published in the American Journal of Perinatology in March 2009 highlights concerns about availability in the absence of an FDA-approved product. More than one in three OB/Gyns were “very concerned” about availability.

To address these unmet needs, Ther-Rx took important steps to bring Makena to market and ensure access to therapy upon FDA approval of Makena. Ther-Rx has invested or committed over a quarter of a billion dollars to-date to bring Makena to market, including more than $50 million in research and clinical trial costs associated with conducting major, multi-year follow-on health studies of Makena involving 1,700 mothers and more than 500 infants.

To remove financial barriers to access, Ther-Rx established and has activated a patient financial assistance program (PAP) that not only reduces the total out-of-pocket costs for qualified patients, but eliminates out-of-pocket costs entirely for patients whose financial need is greatest. The level of assistance already exceeds many federal program guidelines for healthcare subsidies. Based on the feedback the company has received, we are currently exploring additional ways to help provide affordable access for all patients who are prescribed Makena. This includes the expansion of the existing patient assistance program.

Specialty injectable products like Makena are not typically carried by retail pharmacies. To make the process of prescribing and obtaining Makena as easy as possible for healthcare providers and patients,

Ther-Rx established the Makena Care Connection™, a comprehensive program for patients and healthcare providers that provides administrative, financial, and treatment support for Makena patients in one single point of contact. The Makena Care Connection is actively processing prescriptions for Makena, and is already facilitating access to the financial assistance program for patients in financial need.

It is our commitment that every woman who is prescribed Makena will have affordable access to this FDA-approved and FDA-monitored therapy.

For more information about Makena, please visit www.makena.com.

###

Cautionary Note Regarding Forward-looking Statements

This press release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;

(2)

the terms of our recently executed secured loan agreement with U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. (together, the “Lenders”), as more fully described in Item 1— “Business—(b) Significant Recent Developments—Financing” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 (the “Form 10-K”), could have an adverse effect on us if we are not able to refinance it or repay it at maturity on March 20, 2013, or earlier if we experience an event of default that is not waived by the Lenders or if a waiver expires and is not extended, and such terms contain numerous affirmative and negative covenants and conditions that must be met in order to avoid default and/or to qualify for additional loan tranches, and there are substantial risks of triggering defaults with respect to such covenants and/or the occurrence or non-occurrence of conditions that would preclude the Company from being able to draw down additional loan tranches, which could materially adversely impact the Company, lead to foreclosure on the Company assets acting as collateral for the loan agreement, and adversely affect the Company’s ability to operate, including the acquisition and launch of Makena;

(3)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;

(4)	new product development and launch, including the possibility that any product launch may be delayed or unsuccessful, including with respect to Makena™;

(5)	acceptance of and demand for the Company’s new pharmaceutical products, including Makena™, and for our current products upon their return to the marketplace, as well as the number of preterm births for which Makena™ may be prescribed and its safety profile and side effects profile;

(6)	the possibility that any period of exclusivity may not be realized, including with respect to Makena™, a designated Orphan Drug;

(7)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Makena™ set forth in the previously disclosed Makena™ acquisition agreement, as amended;

(8)	the consent decree between the Company and the U.S. Food and Drug Administration (“FDA”) and the Company’s suspension of the production and shipment of all of the products that it manufactures (other than the Potassium Chloride ER Capsule products that are the subject of the FDA letter received September 8, 2010 allowing the return of those products to the marketplace) and the related nationwide recall affecting all of the other products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Item 1—“Business—(b) Significant Recent Developments—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-K for fiscal 2010;

(9)	the two agreements between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) pertaining to the exclusion of our former chief executive officer from participation in federal healthcare programs and pertaining to the dissolution of our ETHEX subsidiary, in order to resolve the risk of potential exclusion of our company, as more fully described in Note 15—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements included in the Form 10-K for fiscal 2010;

(10)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Item 1—“Business—(b) Significant Recent Developments—Plea Agreement with the U.S. Department of Justice” in the Form 10-K for fiscal 2010;

(11)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(12)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(13)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations, including the risk of obtaining necessary state licenses in a timely manner;

(14)	fluctuations in revenues;

(15)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(16)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries, including Makena™, and including competitive pricing changes;

(17)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 15 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-K, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Company;

(18)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(19)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(20)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(21)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010;

(22)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;

(23)	the informal inquiries initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Government Inquiries,” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010;

(24)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010 could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(25)	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;

(26)	the ability to sell or license certain assets, and the purchase prices, milestones, terms and conditions of such transactions;

(27)	the possibility that default on one type or class of the Company’s indebtedness, or in certain contracts or agreements referenced in our recently executed secured loan agreement with the Lenders, could result in cross default under, and the acceleration of, its other indebtedness or such secured loan agreement;

(28)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies, our lenders or our auditors;

(29)	the risk that even though the price and 30-day average price of the Company’s Class A common stock and Class B common stock have recently again begun satisfying the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, the Company can provide no assurance that they will remain at such levels thereafter; and

(30)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements. Because the factors referred to above, as well as the statements included under the captions Part I, Item 1A—“Risk Factors,” Part II, Item 7—“Management‘s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Form 10-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Form 10-K , as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this release.

New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

###